Exhibit 13.1
Certification
Pursuant to Rule 13a-14(b) of the Exchange Act
Pursuant to Rule 13a-14(b) of the Exchange Act, each of the undersigned officers of Rio Tinto plc, registered in England and Wales (the “Company”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended 31 December 2009 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Tom Albanese	/s/ Guy Elliot
Name: Tom Albanese	Name: Guy Elliott
Title: Chief executive	Title: Finance director

Date: 27 October 2010	Date: 27 October 2010
The foregoing certification is not deemed filed for purpose of Section 18 of the Exchange Act and not incorporated by reference with any filing under the Securities Act.

Exhibit 13.1
Certification
Pursuant to Rule 13a-14(b) of the Exchange Act
Pursuant to Rule 13a-14(b) of the Exchange Act, each of the undersigned officers of Rio Tinto Limited, registered in Victoria, Australia (the “Company”), hereby certifies, to such officer’s knowledge, that:
The Annual Report on Form 20-F for the year ended 31 December 2009 (the “Report”) of the Company fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of the Company.

/s/ Tom Albanese	/s/ Guy Elliot
Name: Tom Albanese	Name: Guy Elliott
Title: Chief executive	Title: Finance director

Date: 27 October 2010	Date: 27 October 2010
The foregoing certification is not deemed filed for purpose of Section 18 of the Exchange Act and not incorporated by reference with any filing under the Securities Act.